EXHIBIT H

TRANCHE B WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE  SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE X-CHANGE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Issuer:	The X-Change Corporation
Class of Stock:	Common Stock
Issue Date:	[Insert date of sale]
Expiration Date:	[Date five (5) years from date of sale]
Warrant No.	______________

This Tranche B Warrant (this “Warrant”) is being issued pursuant to that certain Securities Purchase Agreement dated as of December 4, 2007, as amended, modified or supplemented from time to time (the “Purchase Agreement”) by and among The X-Change Corporation, a Nevada corporation (the “Company”), and, among others, ______________ [Name of Purchaser] (the “Holder”). The Company and the Holder may hereinafter be referred to individually as a “Party” or collectively as the “Parties.” All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

This Warrant is one of the Tranche A Warrants and Tranche B Warrants (each as defined in the Purchase Agreement) issued for shares of Common Stock of the Company pursuant to the Purchase Agreement (collectively, the“Warrant Series”).

1.          Number of Shares. In connection with the purchase by Purchaser of a Tranche B Note (as defined in the Purchase Agreement) pursuant to the Purchase Agreement, the Company hereby grants to the Holder, pursuant to this Warrant, subject to the terms and condition set forth herein, the right to purchase __________ shares of the Company’s Common Stock, as adjusted pursuant to Section 6 (the “Shares”) at a price per share equal to the Exercise Price set forth in Section 2 below.

2.          Exercise Price. The exercise price for the Shares shall be $0.17 per Share, as adjusted pursuant to Section 6 (the “Exercise Price”).

3.          Exercise Period. The Warrant may be exercised (the “Exercise Period”) commencing on the date set forth above as the Issue Date (the “Issue Date”) set forth above and ending on the date set forth above as the Expiration Date (the “Expiration Date”).

4.          Method of Exercise. This Warrant may be exercised in whole or in part, at any time or from time to time during the Exercise Period, by surrender of this Warrant and delivery of a completed Exercise Form attached hereto as Schedule A, duly executed and directed to the Company at its principal place of business, accompanied by certified funds payable to the Company in the amount of the appropriate Exercise Price. Upon receipt of the Exercise Form and the Exercise Price, the Company shall make prompt delivery (in any event within three (3) Business Days (as defined in the Purchase Agreement) of receipt of the Exercise Form and Exercise Price) of a certificate evidencing the number of whole Shares to which the Holder may be entitled, and pay to the Holder, in lieu of issuing any fractional Share, cash in an amount equal to the amount of any fraction associated with any such fractional Share multiplied by the then effective Exercise Price. In case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Shares purchasable hereunder.

5.          Rights as Stockholder. The Holder shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Warrant prior to the exercise of this Warrant, and then only with respect to those shares of Common Stock actually acquired upon such due and proper exercise.

6.          Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock (or amount of other securities or property) purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6.

(a)          Subdivision or Combination of Stock. If the Company shall effect a stock dividend or stock split or subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such stock dividend, stock split or subdivision shall be proportionately reduced, and conversely, if the Company shall effect a reverse stock split or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such reverse stock split or combination shall be proportionately increased. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b)          Dividends in Common Stock, Other Stock, Property, Reclassification. If the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(i)          Common Stock or any shares of stock or other securities that are directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 6(a) above),

2

(ii)         any cash or property paid or payable otherwise than as a cash dividend (other than a liquidation or dissolution, which shall be covered by the terms of Section 6(e) below), or

(iii)        additional shares of Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, reorganization, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 6(a) above), then, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable upon such exercise, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(c)          Reorganization, Reclassification, Consolidation, Merger or Sale. If any reclassification, recapitalization or reorganization, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other similar transaction, shall be effected in such a way that holders of Common Stock shall be entitled to receive, with respect to or in exchange for their shares of Common Stock, securities or other assets or property (an “Organic Change”) and the Company is the resulting or surviving corporation of such Organic Change, then, as a condition of such Organic Change, provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change) such shares of stock, securities or other assets or property as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of outstanding shares of such Common Stock purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares (or amount of stock, other securities or property) purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. In the event of any Organic Change pursuant to which the Company is not the surviving or resulting corporation, prior to the consummation thereof, the corporation resulting from such Organic Change or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

3

(d)          Cancelled Shares. If any of the Cancelled Shares (as defined below) are treated as issued and outstanding or given comparable legal effect (a “Cancelled Share Effectiveness”), then immediately upon such Cancelled Share Effectiveness, the Exercise Price shall be reduced to a price (calculated to the nearest 1/10th cent) equal to the product obtained by multiplying the Exercise Price in effect immediately prior to such Cancelled Share Effectiveness by a fraction, the numerator of which is equal to the total number of shares of Common Stock outstanding immediately prior to such Cancelled Share Effectiveness, and the denominator of which is equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Cancelled Share Effectiveness plus (b) the number of shares of Cancelled Shares treated as issued and outstanding or given comparable legal effect. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment. To the extent that any Cancelled Share Effectiveness occurs after all or a portion of this Warrant has been exercised for shares of Common Stock, the Corporation shall immediately distribute to the Holder the number of shares of Common Stock that the Holder would have received had such Cancelled Share Effectiveness occurred prior to such exercise. “Cancelled Shares” shall mean the Common Stock issued by the Company in connection with (i) the acquisition of WEBiX Inc., which was subsequently rescinded on March 13, 2003, (ii) the acquisition of the business, operations and prospects of Kolt Oil and Gas, which was subsequently rescinded, (iii) the acquisition of furniture under a note with RHC and (iv) any other issuance of Common Stock prior to the date hereof that would cause the Company to have more than 31,589,501 shares of Common Stock outstanding as of the date hereof if such shares are treated as issued and outstanding or given comparable legal effect.

(e)          Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares or other securities or property available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other securities or property as the Holder have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

(f)          No Impairment. The Company shall not, by amendment of its articles or certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably

4

necessary or appropriate to protect the Holder's rights hereunder against impairment. If the Company takes any action affecting its Common Stock other than as described above that adversely affects the Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

(g)	Notices of Change.

(i)          Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, and furnish the Holder with a certificate of its Chief Financial Officer setting forth in reasonable detail such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish the Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price,

(ii)         The Company shall give written notice to the Holder at least twenty (20) Business Days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions,

(iii)        The Company shall also give written notice to the Holder at least twenty (20) Business Days prior to the date on which an Organic Change shall take place, and

(iv)         The Company shall give written notice to the Holder at least thirty (30) Business Days prior to the effective date of any proposed liquidation, or dissolution or winding up of the Company.

(h)          Calculations. All calculations under this Section 6 shall be made to the nearest 1/10th of a cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(i)          Adjustments. Notwithstanding any provision of this Section 6, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.001; provided, however, that any adjustments that by reason of this Section 6(i) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

7.	Investment Representations.

(a)          The Holder represents and warrants to the Company that the Holder is acquiring the Warrant and the Shares issuable upon exercise of the Warrant for the Holder’s own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the Act. The Holder acknowledges that the effect of the representations and warranties is that the economic risk of the investment in the

5

Warrant must be borne by the Holder. These representations and warranties shall be deemed to be continuing representations and warranties and shall be in full force and effect upon such exercise of the Warrant granted hereby. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(b)          In order to enable the Company to comply with the Act and any relevant state Law (as defined in the Purchase Agreement), the Company may require the Holder, as a condition of the exercising of the Warrant granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Warrant are being acquired for its own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Act, which shall become effective and is current with regard to the shares of Common Stock being sold, or shall be made pursuant to an exemption from registration under the Act. If the shares of Common Stock purchased pursuant to the exercise of the Warrant are not subject to an effective registration statement under the Act, the certificates evidencing shares of Common Stock purchased upon exercise of the Warrant shall bear the following restrictive legend or a substantially similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE X-CHANGE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)          The Holder represents and warrants that the Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Act.

8.	Transfer.

(a)          Transfer Restricted. This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided in the legend hereon and in accordance with and subject to provisions of (i) all applicable state securities Laws and (ii) the Act, and the rules and regulations promulgated thereunder. Any purported transfer or assignment made other than in accordance with this Section 8 shall be null and void and of no force and effect.

(b)          Assignment. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal place of business as set forth below with a Form of Assignment in substantially the form attached hereto as Exhibit B, duly completed and executed and funds sufficient to pay any transfer tax, if any.

6

In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment in the amount so assigned and this Warrant shall be promptly canceled; provided, however, that in the event that the Holder hereof shall assign or transfer less than the full amount of this Warrant, a new Warrant evidencing the remaining portion of this Warrant not so assigned or transferred shall be issued in the name of the Holder, at the sole expense of the Company.

9.          Loss, etc. of Warrant. Upon (i) receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, (ii) receipt of indemnity reasonably satisfactory to the Company, if the Warrant is lost, stolen, or destroyed, (iii) placement of a bond (if required by the Company) and indemnity satisfactory in form and substance to the Company, and (iv) surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

10.        Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issuance tax in respect of such issuance (including documentary, stamp or similar tax) or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a person or persons other than the converting holder. Upon exercise of this Warrant, the Company shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

11.          Due Authorization; Compliance. The authorization, sale, issuance and delivery of the Warrant have been approved by all requisite corporate action of the Company. The exercise of the Warrant into shares of Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with at or prior to Closing of the Purchase Agreement.

12.          Governing Law; Venue. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS RULES OR PRINCIPLES THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SERVING DALLAS COUNTY, TEXAS, FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS WARRANT, OR THE SUBJECT MATTER HEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION (A) THAT SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, (B) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, (C) THAT IT IS IMMUNE FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, (D) THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR (E) THAT THIS WARRANT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. IN THE EVENT THAT ANY PROVISION OF THIS WARRANT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED

7

MODIFIED TO CONFORM TO SUCH STATUTE OR RULE OF LAW SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT AFFECTED IN ANY MANNER MATERIALLY ADVERSE TO ANY PARTY. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS WARRANT, WHICH SHALL REMAIN ENFORCEABLE IN ACCORDANCE WITH ITS RESPECTIVE TERMS.

13.          Reservation of Shares; Issuance of Shares. Subject to Section 5.18(a) of the Purchase Agreement, the Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of Shares sufficient to provide for the exercise of the rights of the Holder hereunder. The Company covenants and agrees that, in accordance with the terms herein, all shares of Common Stock that may be delivered upon the appropriate exercise of the Warrant will, upon delivery, be duly paid and non-assessable and shall be free from all taxes, liens and charges with respect to the purchase thereof hereunder.

14.          Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

15.          Amendments. Any term of this Warrant may be amended with the written consent of the Company and the holders of Warrants constituting the Warrant Series representing not less than seventy-five percent (75%) of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants constituting the Warrant Series, even without the consent of the Holder. Any amendment effected in accordance with this Section 15 shall be binding upon each holder of any of the Warrants constituting the Warrant Series, each future holder of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants. The Company shall promptly give notice to all holders of the Warrants constituting the Warrant Series of any amendment effected in accordance with this Section 15.

16.          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given and sent as follows:

(a)	upon personal delivery to the party to be notified;

(b)          when sent by confirmed facsimile if sent during normal business hours of the recipient, or if delivered after normal business hours, then on the next Business Day;

(c)          three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)          one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

8

If to the Company, to:

The X-Change Corporation

710 Century Parkway

Allen, Texas 75013

Attention: George DeCourcy, Chief Financial Officer

Facsimile: 972-359-6334

with a copy (which shall not constitute notice) to:

Strasburger & Price, LLP

901 Main Street, Suite 4400

Dallas, Texas 75202

Attention: Kevin Woltjen, Esq.

Facsimile: 214-659-4025

If to the Holder, to:

________________________

________________________

________________________

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: R. Scott Cohen, Esq.

Facsimile: 214-746-7777

or at such other address as the Company or the Holder may designate by written notice to the other in accordance with this Section 16.

17.          Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

18.          Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

19.          Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or

9

partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20.          Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

10

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on the ___ day of July 2008.

The X-Change Corporation

By: ___________________________

Name: _________________________

Its: ___________________________

11

SCHEDULE A

EXERCISE FORM

(To be Executed by the Registered Holder to Exercise

the Rights to Purchase Common Shares Evidenced by the Warrant)

The X-Change Corporation

710 Century Parkway

Allen, Texas 75013

The undersigned, _________________, hereby irrevocably subscribes for _________ shares of The X-Change Corporation’s Common Stock pursuant to and in accordance with the terms and conditions of the Tranche B Warrant dated as of July ___, 2008, and herewith makes payment of $__________ therefore, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. The undersigned makes the representations and warranties set forth in Section 7 of the Tranche B Warrant.

As provided for in the Tranche B Warrant, the undersigned further requests that, in the event the number of shares subscribed for herein shall not be all of the shares of The X-Change Corporation’s Common Stock purchasable under the Tranche B Warrant, a new Warrant of like tenor for the balance of the warrant not exercised be delivered to the undersigned.

Name:	_______________________________

Signed: _______________________________

Address: _______________________________

______________________________

______________________________

Date: _________________________________

SCHEDULE B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to exercise the Warrant)

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

By: ____________________________________

Name: ______________________________
Title: _______________________________

Signature Guaranteed:

By: ____________________________________

The signature should be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.